Exhibit 99.1

105 Norton Street Newark, NY 14513 Ph: (315) 331-7742 Fax: (315) 331-3547 www.iec-electronics.com

IEC ANNOUNCES DIVESTITURE OF SOUTHERN CALIFORNIA BRAIDING CO.

Newark, New York, July 10, 2015 - IEC Electronics Corp. (NYSE MKT: IEC) today announced that it has sold its Southern California Braiding Company, Inc. (SCB) business to DCX-CHOL Enterprises, Inc. (DCX), a leading provider of engineered high performance interconnect products, for a purchase price of approximately $2.5 million.

Jeffrey T. Schlarbaum, President & CEO of IEC Electronics, said, “This divestiture is consistent with the Company’s strategy to enhance IEC’s focus on our core business and vertical markets. SCB possesses distinguished capabilities, but absorbed disproportionate resources relative to its size and strategic importance to our overall business. The sale enables us to redirect our resources while having an immediate positive impact on the company’s financial health. DCX is the perfect acquirer, providing our employees at SCB the opportunity to join an organization aligned with its business and also committed to its growth. We are fully committed to supporting the smooth transition for customers, employees and partners.”

About IEC Electronics

IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that require mission-critical applications, primarily in the military and aerospace, medical, industrial and communications sectors. The Company specializes in the custom manufacture of high reliability, complex circuit boards, system level assemblies, a wide array of custom wire and cable harness assemblies, precision metal assemblies, and provides laboratories for advanced research and testing services. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100C, ISO 13485, Nadcap and IPC QML.  IEC Electronics is headquartered in Newark, NY (outside of Rochester) and also has operations in Rochester, NY, Albuquerque, NM and Bell Gardens, CA. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Safe Harbor

This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements.  Forward-looking statements can be identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections.

Forward-looking statements are neither historical fact nor assurances of future performance, but rather reflect the Company's current expectations concerning future results and events.  Because forward-looking statements related to the future, the ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause the Company's actual results, performance or achievements to differ materially from those indicated in the forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company's forward-looking statements: business conditions and growth or contraction in the Company's customers' industries, the electronic manufacturing services industry and the general economy; variability of the Company's operating results; the Company's ability to control its material, labor and other costs; the Company's dependence on a limited number of major customers; the potential consolidation of the Company's customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for the Company's customers; the types and mix of sales to the Company's customers; the Company's ability to assimilate acquired businesses and to achieve the anticipated benefits of such acquisitions; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting the Company's customers, the Company's industry and business generally; the availability of skilled workers; failure or breach of the Company's information technology systems; failure of internal controls; natural disasters; and other factors that the Company may not have currently identified or quantified.  Additional risks and uncertainties resulting from the restatement of the Company's financial statements included in the Company's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission ("SEC") on July 3, 2013 and in the Company's Form 10-Q/A filed on the same date are described in detail in the Company's Form 10-K for the fiscal year ended September 30, 2014 filed with the SEC on November 25, 2014 (the "2014 Form 10-K").  Any one or more of such risks and uncertainties could have a material adverse effect on the Company or the value of its common stock.  For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see Part I including "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the 2014 Form 10-K and the Company’s subsequently filed SEC reports.

Except as required by law, the Company undertakes no obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events, or otherwise.  All forward looking statements are expressly qualified by these cautionary statements.

Contact:	Michael T. Williams	John Nesbett or Jennifer Belodeau
	CFO	Institutional Marketing Services (IMS)
	IEC Electronics Corp.	(203) 972-9200
	(315)332-4308	jnesbett@institutionalms.com
	mwilliams@iec-electonics.com	jbelodeau@institutionalms.com